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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  April 7, 2000

                             Active Software, Inc.
             (Exact name of Registrant as specified in its charter)


           Delaware                      000-26367              94-3232772
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              3333 Octavius Drive
                             Santa Clara, CA 95054
              (Address of principal executive offices) (Zip code)


                                (408) 988-0414
             (Registrant's telephone number, including area code)
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Item 2.   Acquisition or Disposition of Assets

     On February 27, 2000, Active Software, Inc., a Delaware corporation ("Active") entered into an Agreement and Plan of Reorganization (the "Agreement") by and among Active, TransLink Software, Inc., a Washington corporation ("TransLink"), and Zodiac Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Active ("Merger Sub"). The Agreement was amended by the First Amendment to Agreement and Plan of Reorganization, dated as of March 15, 2000 by and among Active, Translink and Merger Sub (as amended, the "Amended Agreement"). TransLink is a provider of high performance mainframe integration solutions for eBusiness. Pursuant to the Amended Agreement, on April 7, 2000 Active acquired TransLink by the merger of Merger Sub with and into TransLink. All outstanding shares of TransLink Common Stock were exchanged for 796,363 shares of Active Common Stock and approximately $4,500,000 in cash, and options to purchase TransLink capital stock were converted into options to purchase 43,041 shares of Active Common Stock. The number of shares of Active Common Stock as well as the cash consideration were determined by arms-length negotiations among the parties. The merger will be accounted for as a purchase transaction.

     The Active Common Stock was issued to TransLink shareholders as a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and has not been registered. On April 21, 2000, Active filed a registration statement on Form S-8 with the Securities and Exchange Commission with respect to the issuance of shares upon exercise of options assumed in the merger.

     Under the terms of the Agreement, a total of 81,207 shares of Active Common Stock issued in the merger and $443,397 in cash will be held in escrow for the purpose of indemnifying Active, Merger Sub, and their respective officers, directors and stockholders against certain liabilities of TransLink. Such escrow will expire on April 21, 2001.
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Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

          It is currently impracticable for Active Software, Inc. to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than June 21, 2000.

     (b)  Pro Forma Financial Information.
          -------------------------------

          It is currently impracticable for Active Software, Inc. to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than June 21, 2000.

     (c)  Exhibits.
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          2.1  Agreement and Plan of Reorganization dated as of February 27,
               2000, by and among TransLink Software, Inc., Active Software, Inc. and Zodiac Acquisition Corp.

          2.2 First Amendment to Agreement and Plan of Reorganization dated as of March 15, 2000, by and among Translink Software, Inc., Active Software, Inc. and Zodiac Acquisition Corp.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               Active Software, Inc.


Date:  April 21, 2000                          By: /s/ Jon A. Bode
                                                   ---------------------------
                                                   Jon A. Bode
                                                   Chief Financial Officer

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                               INDEX TO EXHIBITS



Exhibit
Number    Description
------    -----------

2.1 Agreement and Plan of Reorganization dated as of February 27, 2000, by and among TransLink Software, Inc., Active Software, Inc. and Zodiac Acquisition Corp.

2.2 First Amendment to Agreement and Plan of Reorganization dated as of March 15, 2000, by and among Translink Software, Inc., Active Software, Inc. and Zodiac Acquisition Corp.